SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2001

        NEW SKY COMMUNICATIONS, INC.(formerly THOROUGHBREDS U.S.A., INC.)
             (Exact name of registrant as specified in its charter)


              New York              2-98684-NY           16-1229730
              --------              ----------           ----------
      (State of incorporation)   (Commission file     (I.R.S. Employer
                                     number)          identification no.)

731 Powers Building, 16 West Main Street, Rochester, New York 14614
       (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (716) 454-5490

Item 2. Acquisition/Disposition of Assets

           By Agreement dated December 12, 2001 New Sky has agreed to acquire the sixty percent (60%) of the common shares of Movieplace.com, Inc. that it does not already own from its shareholders for a purchase price of 250,000 unregistered common shares of New Sky and the assumption by New Sky of the outstanding debt of Movieplace.com. A selling shareholder and debt holder of Movieplace.com, Inc. is Carl R. Reynolds, the former President and Chairman of New Sky, who resigned on December 5, 2001. (See below.) As a result, Mr. Reynolds acquires 37,500 shares of New Sky common stock and New Sky assumes $83,000.00 of debt owed by Movieplace to Mr. Reynolds. The names of the other Movieplace shareholders and the New Sky stock received in exchange is as follows:

               NAME                         SHARES
               ----                         ------
           Stephen Morse                    57,291
           Michael Cidoni                   57,291
           Cedric Herrera                   22,918
           Paul Packer                      37,500
           Charles M. LaLoggia              37,500.

New Sky originally purchased forty percent (40%) of Movieplace.com for a purchase price of $25,000.00 on March 24, 1999. The purchase was financed by a loan from Mr. Reynolds to New Sky. A copy of the purchase Agreement is annexed hereto as an Exhibit.

           By Agreement dated December 12, 2001 New Sky has agreed to exchange some of its outstanding debt for unregistered common shares of New Sky at exchange values of $.50 and $1.00 The name, debt and shares exchanged therefor are as follows:

        NAME                              DEBT                  SHARES EXCHANGED
        ----                              ----                  ----------------
    Carl R. Reynolds (direct)            $235,000                   235,000
    Carl R. Reynolds (Movieplace)        $ 83,000                   166,000
    Charles M. LaLoggia (direct)         $ 87,610                    87,610
    Charles M. LaLoggia (Movieplace)     $ 80,750                   161,500
    Paul Packer                          $ 25,000                    50,000

A copy of the debt/equity exchange Agreement is annexed hereto as an Exhibit.


Item 5. Other Events

           On December 3, 2001, Carl R. Reynolds resigned as President, Chairman and Chief Financial Officer of New Sky for health reasons. A copy of his resignation letter is annexed hereto as an Exhibit.

           Mr. Reynolds has appointed E. Anthony Wilson as President, Chairman and Chief Financial Officer of New Sky as his replacement and negotiated a three
(3) year Employment Agreement with Mr. Wilson.


Item 6. Resignation of Director

                Carl R. Reynolds, President, Chairman and Chief Financial Officer resigned said offices of New Sky for health reasons. (See above.) A copy of the resignation letter is annexed hereto as an Exhibit. Mr. Reynolds has appointed E. Anthony Wilson as President, Chairman and Chief Financial Officer of New Sky as his replacement and negotiated a three (3) year Employment Agreement with Mr. Wilson.




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NEW SKY COMMUNICATIONS, INC.
                                                      (Registrant)


                                          By:   /S/ E. ANTHONY WILSON
                                              ---------------------------------
                                              E. Anthony Wilson, President,
DATE: DECEMBER 20, 2001                       Chairman, Chief Financial Officer
      -----------------